                           SCHEDULE 14A INFORMATION


                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as Permitted By Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               EASYRIDERS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                               EASYRIDERS, INC.
                              28210 Dorothy Drive
                        Agoura Hills, California 91301


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Easyriders, Inc., which will be held this year on Thursday, June 21, 2001. The meeting starts at 1:00 p.m., local time, at the Renaissance Hotel, 30100 Agoura Road, Agoura Hills, California.

     The business we will discuss at the Annual Meeting is described in the enclosed Proxy Statement and formal Notice of Meeting.

     Fiscal 2000 presented numerous challenges that adversely affected the operating results of the Company. We have made strategic adjustments to enhance shareholder value commencing with the year 2001. I look forward to discussing these with you at our upcoming Annual Meeting.

     Hope to see you on June 21/st/.

                              Sincerely,

                              /s/ J. Robert Fabregas

                              J. Robert Fabregas
                              Chief Executive Officer
                              and Chief Financial Officer

April 27, 2001

                                EASYRIDERS, INC.
                              28210 Dorothy Drive
                         Agoura Hills, California 91301

                               __________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held on Thursday, June 21, 2001

                              ____________________


To Our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of Easyriders, Inc. (the "Company") will be held on Thursday, June 21, 2001 at the Renaissance Hotel, 30100 Agoura Road, Agoura Hills, California at 1:00 p.m., local time, for the following purposes:

     1.   To elect Directors of the Company for the ensuing year;

     2. To ratify the appointment of Stonefield Josephson, Inc. ("Stonefield") as independent auditors of the Company for its fiscal year ending December 31, 2001, and;

     3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The close of business on April 19, 2001 is the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A list of such stockholders will be available for a period of 10 days prior to the Annual Meeting for examination by any stockholder, for any purpose germane to the meeting, during normal business hours at the corporate offices of the Company.

     We encourage you to attend the Annual Meeting in person or to vote your shares by proxy. REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

                              By Order of the Board of Directors,

                              /s/ J. Robert Fabregas

                              J. Robert Fabregas
                              Chief Executive Officer and
                              Chief Financial Officer

Agoura Hills, California
April 27, 2001

                               EASYRIDERS, INC.
                              28210 Dorothy Drive
                        Agoura Hills, California 91301

                              ___________________

                                PROXY STATEMENT

                              ___________________

                              GENERAL INFORMATION

     The enclosed proxy is being solicited by the Board of Directors (the "Board") of Easyriders, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 21, 2001, at 1:00 p.m. local time at the Renaissance Hotel, 30100 Agoura Road, Agoura Hills, California and any adjournment thereof.
Holders of record of the Company's common stock, $.001 par value (the "Common Stock"), at the close of business on April 19, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. As of April 2, 2001, there were 25,808,112 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote.

     Matters scheduled for stockholder consideration at the Annual Meeting include: (i) election of the Directors of the Company to hold office until the annual meeting of stockholders of the Company to be held in 2002 or until successors are duly elected and qualified, and (ii) ratification of the appointment of Stonefield as independent auditors of the Company for its fiscal year ending December 31, 2001.

     In accordance with the Company's by-laws, the Company's five Directors will be elected and the appointment of Stonefield will be ratified by a majority of the votes of the shares of Common Stock present (or represented by proxy) at the Annual Meeting and entitled to vote on the election of Directors. The Board knows of no matters, other than those previously mentioned, to be presented for consideration at the Annual Meeting. The persons named in the proxy may also, at their discretion, vote the proxy to adjourn the Annual Meeting from time to time.

     With respect to the election of the Company's five Directors, you may vote for the nominees as listed herein, or withhold authority to vote for the nominees. A direction to withhold authority to vote will have the effect of an abstention. You may vote for, against or abstain from voting with respect to the ratification of the appointment of Stonefield as independent auditors of the Company for its fiscal year ending December 31, 2001.

     All properly executed, unrevoked proxies received pursuant to this solicitation prior to the close of voting will be voted as directed therein. You may revoke your proxy delivered pursuant to this solicitation at any time prior to its use by executing and delivering a later proxy, by giving written notice of the revocation to the Corporate Secretary of the Company at or before the Annual Meeting, or by attending the Annual Meeting and voting in person.

     If a properly executed, unrevoked proxy which has been delivered pursuant to this solicitation does not specifically direct the voting of the shares covered thereby, the shares represented by the proxy will be voted (1) FOR the election of the nominees for the Company's five Directors, (2) FOR ratification of the appointment of Stonefield as independent auditors of the Company for its fiscal year ending December 31, 2001, and (3) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

     The holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. However, abstentions and broker non-votes with respect to any specific matter will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. If a quorum is not present, a majority of the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting will have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any reconvened Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

     The Company's Annual Report to Stockholders, including its Form 10-K for the fiscal year ended December 31, 2000 with certified financial statements, is enclosed with this Proxy mailed to the Stockholders on or about April 27, 2001.

     The cost of preparing, assembling and mailing this proxy solicitation material and Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or by personal solicitation may be done by directors, officers and regular employees of the Company for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock as of the Record Date will be requested to forward proxy solicitation material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.


                                  Proposal 1

                             ELECTION OF DIRECTORS

     All Directors of the Company are elected to one term and serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. The current term of Directors will expire at the Annual Meeting of Stockholders to be held on Thursday, June 21, 2001.

     The Board has nominated four incumbent Directors, Joseph Teresi, Stewart G. Gordon, John P. Corrigan and Joseph J. Jacobs, for re-election, and one newly appointed director, George N. Riordan, each to hold office until the annual meeting of stockholders held in 2002 or until a successor is duly elected and qualified, subject to prior termination of service in accordance with the Company's certificate of incorporation, by-laws and applicable law. In the event a candidate is unable to serve, the persons listed in the enclosed proxy will vote for a replacement nominee recommended by the Board. The number of members of the Board is currently set at five. Certain information concerning the individuals nominated by the Board is set forth below.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL FIVE OF THE DIRECTORS BEING NOMINATED.

     Directors -- Term Expiring 2001

     Mr. Joseph Teresi, age 60, has served as a director of Easyriders since September 1998, and in March 2001 was appointed as Chairman of the Board. He founded Paisano Publications, Inc ("Paisano Publications") in 1970, and from 1986 to September 23, 1998 was the sole shareholder of Paisano Publications. He has served as

Chairman of the Board of Directors of Paisano Publications and certain other companies affiliated with Paisano Publications (the "Paisano Companies") for more than the past five years.

     Mr. Stewart G. Gordon, age 64, has served as a director of Easyriders since August 1999. Mr. Gordon has been an independent management consultant since 1992. Between 1989 and 1991, he was the Chief Executive Officer of Pratt Industries of Melbourne, Australia, a paper and packaging manufacturer. Prior to that, he held various executive positions at ITT, including Executive Vice President - Operations, ITT Rayonier; President, ITT Communications Services Group; and Vice President, ITT Corporation.

     Mr. John P. Corrigan, age 41, has served as a director of Easyriders since October 1999. Mr. Corrigan has been a principal of the Breakwater Group, a business consulting practice, since 1996. From 1993 to 1996, Mr. Corrigan was Vice President, Corporate Secretary and Tax Counsel of White River Corporation, an investment holding company. Mr. Corrigan is a Certified Public Accountant, a Certified Financial Planner, a Certified Valuation Analyst, and an attorney admitted to practice in New York, Connecticut and the U.S. Tax Court.

     Mr. Joseph J. Jacobs, age 76, has served as a director of Easyriders since September 1998 and has been an independent legal counsel on merger and acquisition matters for the Paisano Companies since 1992. Mr. Jacobs previously served as Vice President and General Counsel of ITT World Communications, Inc., United States Transmission Systems, Inc., Graphic Scanning Corp. and Ram/BSE LP. He also served as Vice President/Legal for ITT Corporation's Communications Operations Group and has served in various legal positions with American Broadcasting Company, Metromedia, Inc. and United Artists Broadcasting.

     Newly appointed director

     Mr. George N. Riordan, age 67, has served as a director of Easyriders since March 2001. Mr. Riordan has been a principal of George Riordan & Co., an investment banking firm, since 1991. In addition, from 1997 to 1999, Mr. Riordan was Executive Chairman of the Board of Directors of The MacNeal Schwendler Corp., a designer, producer and worldwide marketer of proprietary computer software products for use in computer-aided engineering. He has served as director of The MacNeal Schwendler Corp. since 1983, and of Pancho's Mexican Buffet, Inc. since 1993.

Composition and Meetings of the Board of Directors and Committees

     During the fiscal year ended December 31, 2000, the Board met six times. The standing committees of the Board are the Compensation Committee and the Audit Committee.

     The Compensation Committee currently consists of Messrs. Gordon (Chairman), Corrigan and Riordan. The Compensation Committee reviews and makes recommendations regarding the salary, bonus and other benefits, direct and indirect, of the Chairman of the Board of Directors, the President and Chief Executive Officer, other management directors, and other members of senior management designated by the Board. In 2000, the Compensation Committee met one time.

     The Audit Committee currently consists of Messrs. Corrigan (Chairman), Gordon and Riordan. It is responsible for retaining the Company's independent accountants and consulting with them regarding the scope and timing of their audit, the accountant's report concerning the Company's audited financial statements and the Company's internal accounting controls. The Audit Committee met one time in 2000.

Directors' Compensation

     Annual Formula Grants of 15,000 shares under option are provided for each non-employee director of the Company. In addition, the Chairmen of the Audit Committee and the Compensation Committee each receive 15,000 shares of restricted stock annually. Directors receive no other compensation for service on the Company's Board of Directors, but are reimbursed for expenses incurred in connection with attending meetings of the Company's Board of Directors and any committee thereof.

Stockholders' Voting Agreement.

     As part of the reorganization transaction of September, 1998 (the "Reorganization"), pursuant to which the Company became the parent of Paisano Publications, Inc. and affiliated companies ("Paisano"), Newriders, Inc. ("Newriders") and, through Newriders, of M&B Restaurants, L.C. dba El Paso Bar-B-Que Company ("El Paso"), John Martin, the Company's founding Chairman of the Board, and Joseph Teresi entered into a Stockholders' Voting Agreement which provided that Mr. Martin and Mr. Teresi would each be entitled to designate four individuals to serve on the Board of Directors of Easyriders, and would each vote their shares for the persons designated by the other to so serve. This agreement was terminated as of March 1, 2001, concurrently with the resignation of Mr. Martin as a director, and of his three designated directors, William Prather, Wayne Knyal and Daniel Gallery.


                                  Proposal 2

                            INDEPENDENT ACCOUNTANTS

     Subject to stockholder ratification, the Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of Stonefield, independent accountants, as the Company's independent accountants to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2001. Stonefield began serving as the Company's independent accountants in 2000. Representatives of Stonefield are expected to be present at the Annual Meeting and will have an opportunity to make a statement on behalf of their firm if they wish. They will also be available to respond to any appropriate questions of any stockholder of the Company.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF STONEFIELD AS THE COMPANY'S INDEPENDENT AUDITOR.


     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 2, 2001, regarding the beneficial ownership of Common Stock by (1) each stockholder known by the Company to be the beneficial owner of more than 5% of the Common Stock; (2) by each Director of the Company; (3) by each Named Officer; and (4) by all executive officers and directors of the Company as a group. Except as indicated in the footnotes hereto, each person named in the table has (or could have upon exercise of an option or warrant vested or vesting within 60 days after April 2,
2001) sole voting and investment power (or such power together with any spouse of such person, if they are joint tenants) with respect to securities beneficially owned by such person as set forth opposite such person's name.

                                                                 Common Stock Beneficially Owned on April 2, 2001

                                                                 Amount and Nature         Percentage of
                                                                   of Beneficial            Outstanding
                                                                   Ownership of           Common Stock of
Name of Beneficial Owner                                             Easyriders            Easyriders/1/
------------------------                                             ----------            ------------
Directors
Joseph Teresi/2/......................................              13,871,027                 47.2%
Stewart Gordon/3/.....................................                  10,000                     *
John Corrigan/4/......................................                 117,500                     *
Joseph J. Jacobs/5/...................................                  43,275                     *
George N. Riordan.....................................                       0                     *

Executive Officers
J. Robert Fabregas/6/.................................                 260,000                     *

All Executive Officers and Directors of
     Easyriders as a group (6 persons)................              14,301,802                 48.6%

*    Indicates less than 1% ownership.

          Unless otherwise indicated, the address of each beneficial owner listed above is c/o Easyriders, Inc., 28210 Dorothy Drive, Agoura Hills, California, 91301.

/1/ Assumes that the shares of Newriders common stock held in the name of Rick Pierce are returned and canceled (See "Certain Transactions With Related Parties")

/2/ Mr. Teresi holds an option to purchase up to 500,000 shares of Common Stock at $1.75 per share, of which 333,333 shares are beneficially owned. Mr. Teresi also holds warrants to purchase up to 1,250,000 shares of Common Stock at $0.01 per share, all of which are beneficially owned.

/3/ Mr. Gordon holds options to purchase (i) up to 15,000 shares of Common Stock at $1.125 per share, of which 5,000 shares are beneficially owned, and (ii) up to 15,000 shares of Common Stock at $1.00 per share, of which 5,000 shares are beneficially owned.

/4/ Mr. Corrigan holds options to purchase (i) up to 15,000 shares of Common Stock at $0.9375 per share, of which 5,000 shares are beneficially owned, and (ii) up to 15,000 shares of Common Stock at $1.00 per share, of which 5,000 shares are beneficially owned. The Easyriders share total for Mr. Corrigan also includes 107,500 shares held of record by Breakwater Capital Management, LLC, a New York limited liability company of which Mr. Corrigan is a 50% owner.

/5/ Mr. Jacobs hold options to purchase (i) up to 15,000 shares of Common Stock at $2.00 per share, of which 10,000 shares are beneficially owned, (ii) up to 5,000 shares of Common Stock at $5.00 per share, (iii) up to 5,000 shares of Common Stock at $1.75 per share, (iv) up to 15,000 shares of Common Stock at $ 1.625 per share, of which 10,000 are beneficially owned and (v) up to 15,000 shares of Common Stock at $1.00 per share, of which 5,000 are beneficially owned. The Easyriders share total for Mr. Jacobs also includes 2,000 shares held of record by his wife.

/6/ Mr. Fabregas holds options to purchase (i) up to 75,000 shares of Common Stock at $2.0625 per share, of which 50,000 shares are beneficially owned,
     (ii) up to 90,000 shares of Common Stock at $1.375 per share, of which 60,000 shares are beneficially owned, and (iii) up to 150,000 shares of Common Stock at $0.44 per share.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are its senior elected officers and serve for terms of office determined by the Board. The biographical summary of the business experience of Mr. Teresi, Chairman of the Board, is included above. The name, age, and biographical information with respect to the other executive officers is as follows:

     J. Robert Fabregas, Chief Executive Officer and Chief Financial Officer, age 56, was appointed to the position of President and Chief Executive Officer of the Company in March 2001. Since January 1999, Mr. Fabregas has served as Chief Financial Officer of the Company. Mr. Fabregas was President, CEO and major shareholder of Stonepine Holdings, Limited, from June 1988 to December 1998. In addition, Mr. Fabregas has served as an executive with Financial Corporation of America, Credit Suisse and Wells Fargo Bank; and, as a director of Numex Corporation.

     Mark Dodge, Executive Vice President, General Counsel and Secretary, age 54, was appointed to the positions of Executive Vice President and Secretary of the Company in March 2001. Mr. Dodge became a consultant to Easyriders, Inc. in July 1999, assuming the role of General Counsel to the company and all of its affiliated entities. Previously, and since 1994, he was the principal of Valcon International, a professional services firm providing early stage ventures and SEC-reporting enterprises with capital formation, strategic planning, operational management, business development, general advisory and legal services. Prior to 1994, Mr. Dodge served as General Counsel for several public and major private concerns, where he also performed in related senior executive roles, including Financial Corporation of America, a $30 billion NYSE-listed financial services holding company, Trafalgar Holdings, a private merchant bank with international corporate finance operations, and Western International Media Corporation, the largest full-service media management and marketing company in the US, with then over $1.5 billion in annual billings (now known as Initiative Media Worldwide, a subsidiary of the Interpublic Group).


                            EXECUTIVE COMPENSATION


     The following table summarizes all compensation for services to the Company and its subsidiaries for the fiscal years ended December 31, 2000, 1999 and 1998 earned by or awarded or paid to the persons who were the chief executive officer and the other officers of the Company whose compensation exceeded $100,000 during 2000 (the "Named Officers").

                          SUMMARY COMPENSATION TABLE

=============================================================================================================================
                                                                                   Long Term
                                                                                  Compensation
                                                        Annual Compensation          Awards
                                                    --------------------------------------------------
Name                                                                               Securities              All Other
and Principal Position                     Year     Salary ($)    Bonus ($)        Underlying             Compensation
                                                                                    Options/                  ($)
                                                                                    SARs (#)
-----------------------------------------------------------------------------------------------------------------------------
John E. Martin,                            2000     $150,000/1/     $945,357/5/                  --                  --
Chairman of the Board                      1999     $150,000        $813,214/5/                  --                  --
of Directors                               1998     $222,917/1/     $212,143/5/                  --                  --
-----------------------------------------------------------------------------------------------------------------------------
William E. Prather,                        2000     $206,674/2/           --                     __             $23,077/2/
President, Chief Executive Officer and     1999     $200,000              --                750,000/6/               --
Director                                   1998     $200,000/2/           --                     --                  --
-----------------------------------------------------------------------------------------------------------------------------
J. Robert Fabregas,                        2000     $185,000/3/           --                240,000/8/               --
Interim Chief Executive Officer/3/,        1999     $185,000/3/           --                 75,000/7/               --
Executive Vice President of Finance,       1998           --              --                     --                  --
Chief Financial Officer and Secretary
-----------------------------------------------------------------------------------------------------------------------------
Joseph Teresi,                             2000     $  150,000           --                       __                 --
Chairman and Publisher of Subsidiary       1999     $  150,000           --                  500,000/6/              --
                                           1998     $   40,685/4/        --                      --                  --
=============================================================================================================================

/1/ In July 1997, Mr. Martin became Chairman of the Board of Directors of Newriders and the interim Chief Executive Officer (a position he held until October 1997) at an annual base salary of $250,000. Mr. Martin agreed to a reduction of his salary to $150,000 per year which became effective on September 23, 1998. Mr. Martin resigned as Chairman of the Board of Directors of Easyriders effective March 1, 2001, and in connection with his resignation, waived $68,750 of salary accrued to him for 2000.

/2/ In October 1997, Mr. Prather became the President and Chief Executive Officer of Newriders at an annual base salary of $200,000. Mr. Prather's salary was increased to $300,000 per year effective March 22, 2000. Mr. Prather resigned as CEO effective October 5, 2000, and resigned as a director effective March 1, 2001. He received accrued vacation pay amounting to $23,077.

/3/ In January 1999, Mr. Fabregas became the Executive Vice President of Finance and Chief Financial Officer of Easyriders at an annual base salary of $185,000. In October 2000, Mr. Fabregas became the Interim Chief Executive Officer. Effective January 1, 2001, Mr. Fabregas agreed to reduce his salary to $150,000.

/4/ In September 1998, Mr. Teresi became the Chairman and Publisher of Paisano Publications, a wholly-owned subsidiary of the Company, at an annual base salary of $150,000. Effective March 22, 2000, he became the Chief Executive Officer of Paisano Publications, and effective March 1, 2001, he became Chairman of the Board of the Company.

/5/ Annual Incentive Award for under the Company's 1998 Executive Incentive Compensation Plan. These amounts have been waived in connection with the Martin Unwind Transaction effective March 1, 2001. See "Certain Transactions with Related Parties".

/6/ These options were granted in March 1999 at an exercise price of $1.75 per share.

/7/ This option was granted in January 1999 at an exercise price of $2.0625 per share.

/8/ Includes an option for the purchase of up to 90,000 shares granted in March 2000 at an exercise price of $1.375 per share, and an option for the purchase of up to 150,000 shares granted in November 2000 at an exercise price of $0.44 per share.

           OPTION/STOCK APPRECIATION RIGHT ("SAR") GRANTS DURING THE
                    MOST RECENTLY COMPLETED FINANCIAL YEAR

     The following table (presented in accordance with the Exchange Act) and the Regulations thereunder, sets forth stock options granted under the Company's Stock Option Plan ("the Stock Option Plan") during the most recently completed financial year to each of the Named Executive Officers:

===================================================================================================================================
                                                                                            Potential Realizable Value  Alternative
                                   Individual Grants                                        at Assumed Annual Rates of      to
                                                                                           Stock Price Appreciation for Realizable
                                                                                                   Option Term            Value:
                                                                                                                         Grant Date
                                                                                                                           Value
-------------------------------------------------------------------------------------------

     Name            Securities    % of Total   Exercise or     Market Value of  Expiration
                        Under       Options/     Base Price       Securities        Date
                      Options/        SARs      ($/Security)      Underlying
                        SARs       Granted to                    Options/SARs
                       Granted    Employees in                 on Date of Grant
                                  Fiscal Year                    ($/Security)
                                                                                                -----------------------------------
                                                                                                                       Grant Date
                                                                                                                        Present
                                                                                                                         Value
                                                                                                   5% ($)    10% ($)      ($)
-----------------------------------------------------------------------------------------------------------------------------------
John E. Martin            N/A         N/A                N/A                 N/A         N/A          N/A        N/A      N/A
-----------------------------------------------------------------------------------------------------------------------------------
William E. Prather        N/A         N/A                N/A                 N/A         N/A          N/A        N/A      N/A
-----------------------------------------------------------------------------------------------------------------------------------
J. Robert Fabregas     90,000         5.1%      $1.375/share        $1.375/share     3/22/10       $6,188    $12,375     $  0
                      150,000         8.6%       $0.44/share         $0.44/share     11/3/10        3,300      6,600     $  0
                      -------        ----                                                          ------    -------
                      240,000        13.7%                                                         $9,488    $18,975
                      =======        ====                                                          ======    =======
-----------------------------------------------------------------------------------------------------------------------------------
Joseph Teresi             N/A         N/A               N/A                 N/A          N/A          N/A        N/A      N/A
=================================================================================================================================


            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FINANCIAL YEAR
                   AND FINANCIAL YEAR-END OPTION/SAR VALUES

     The following table (presented in accordance with the Exchange Act and the Regulations) sets forth details of all exercises of stock options/SARs during the most recently completed financial year by each of the Named Executive Officers and the financial year-end value of unexercised options/SARs on an aggregated basis:

=============================================================================================================================
                                Securities      Aggregate        Unexercised         Value of Unexercised In-the-Money
                               Acquired on        Value        Options/SARs at     Options/SARs at Fiscal Year End ($)
Name                             Exercise       Realized       Fiscal Year-End           Exercisable/Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
John E. Martin                     N/A              N/A               N/A                         N/A
-----------------------------------------------------------------------------------------------------------------------------
William E. Prather                 N/A              N/A               N/A                         N/A
-----------------------------------------------------------------------------------------------------------------------------
J. Robert Fabregas                 N/A              N/A             315,000                      $0/$0
-----------------------------------------------------------------------------------------------------------------------------
Joseph Teresi                      N/A              N/A             500,000                      $0/$0
=============================================================================================================================

Employment Agreements

     The Company entered into an employment agreement with John Martin dated July 2, 1997, which provided that Mr. Martin serve as Chairman of the Board for an initial term of three years. Mr. Martin was entitled to a base salary of $150,000, plus an office reimbursement expense allowance of $84,000 per year in addition to reimbursement of specific business expenses reasonably incurred on behalf of Easyriders. Effective March 1, 2001, Mr. Martin resigned as Chairman of the Board.

     The Company entered into an employment agreement with William Prather dated as of September 23, 1998, which provides that he will serve as President and Chief Executive Officer of the Company for an initial term of five years, such term of employment to continue thereafter unless and until terminated by either party upon no less than sixty days written notice. Mr. Prather is entitled to an annual salary of $200,000, subject to an annual review, plus a discretionary incentive bonus on a yearly basis to be determined in the sole discretion of the Company's Board of Directors. In addition, Mr. Prather shall be entitled to receive certain other benefits, including four weeks of vacation, participation in the Company's stock option plan, profit sharing plans, annual physical examinations, dental and medical plans; personal catastrophe, life and disability insurance; financial planning, retirement plans and supplementary executive retirement plans, if any. Effective March 22, 2000, Mr. Prather's annual salary was increased to $300,000, and the Board of Directors granted Mr. Prather bonuses contingent upon achievement of certain objectives related to El Paso Bar-B-Que Company and certain Easyriders business segments. Effective October 5, 2000, in connection with the Company's sale of El Paso, Mr. Prather resigned as President and Chief Executive Officer of the Company, and his employment agreement was terminated as of that date.

     The Company entered into an employment agreement with J. Robert Fabregas dated January 4, 1999, which provides that he will serve as Executive Vice President of Finance and Chief Financial Officer for an initial term of three years, such term of employment to continue thereafter unless and until terminated by either party upon no less than sixty days written notice. Mr. Fabregas' annual salary is $185,000. Mr. Fabregas' employment agreement provides Mr. Fabregas the same benefits package as made available to other executive officers. Effective October 5, 2000, Mr. Fabregas was appointed Interim Chief Executive Officer. Effective January 1, 2001, Mr. Fabregas agreed to accept an interim reduction of his salary to $150,000. As of March 1, 2001, Mr. Fabregas was appointed Chief Executive Officer.

     The Company entered into an employment agreement with Joseph Teresi dated September 23, 1998, which provides that he will serve as Chairman and Publisher of Paisano Publications for an initial term of the earlier of (a) five years, or
(b) the date on which the principal and interest is paid in full on the Contributor Notes. Mr. Teresi's term of employment is to continue thereafter unless and until terminated by either party upon no less than sixty days written notice. Mr. Teresi's annual salary is $150,000. Effective April 3, 2000 the Board of Directors approved the appointment of Mr. Teresi as Chief Executive Officer of Paisano Publications.


                   REPORT OF THE COMPENSATION COMMITTEE AND
            THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION

     The Compensation Committee (the "Compensation Committee") of the Board of Directors reviews and recommends to the Board of Directors matters relating to the compensation of the Company's executive officers. The Compensation Committee is comprised of three outside directors, none of whom is an employee or former employee of the Company.

                            Compensation Philosophy

     The Company's executive compensation philosophy has the following objectives:

     (1) To provide a total compensation opportunity that is consistent with competitive practices, enabling the Company to attract and retain qualified executives;

     (2) To create a direct link between the compensation payable to each executive officer and the financial performance both of the Company generally and of the specific business unit or units for which the executive is responsible; and,

     (3) To create a common interest between executive officers and the Company's stockholders through the use of stock options and other stock awards that link a portion of each executive officer's compensation opportunity directly to the value of the Company's common stock.

Base Salary

     Except for J. Robert Fabregas, the base salaries for each of the Named Officers and most of the Company's other executive officers for 2000 were established prior to, or the day of, the Reorganization pursuant to the terms of each executive's respective employment arrangements with Newriders, or Paisano. The Compensation Committee was established after the Reorganization and therefore, except for Mr. Fabregas, did not review any of such employment agreements prior to the time they were entered into by Newriders, or Paisano and such executives. The Compensation Committee will make recommendations to the Board with respect to the base salary of executives whose employment with the Company or a subsidiary thereof begins after the Reorganization and, as to executives whose employment with the Company or a subsidiary thereof began prior to the Reorganization, with respect to the base salary of such executives pursuant to any new employment arrangement entered into after the Reorganization, in each case by comparison to competitive market levels for the executive's job function. In this regard, the Compensation Committee reviewed the employment agreement of Mr. Fabregas and made the appropriate recommendations to the Board. The Compensation Committee also made recommendations concerning amending Mr. Prather's employment agreement in March 2000. At the Company's current performance level, base salaries will generally be targeted at the low-to-middle of the range of comparable companies in the magazine publishing business. However, if performance improves, the Compensation Committee will seek to elevate such target base salaries. Salaries will be reviewed at regular intervals, depending on job classification and competitive market levels.

Annual Bonus

     Executive officers are entitled to a discretionary bonus based upon the Compensation Committee's recommendation and the full Board's approval. Except for the bonus paid to John Martin as set forth under "Summary Compensation Table", no bonuses were paid to any executive officers with respect to the fiscal year ended December 31, 2000. In order to tie compensation to performance, future bonuses will be primarily based upon EBITDA and other performance-based targets recommended by the Compensation Committee and approved by the Board of Directors.

     At the time of the consummation of the Reorganization, the stockholders of the Company and the Compensation Committee and the Board of Directors approved an Annual Incentive Award/Long-Term Incentive Performance Award to John Martin under the Company's 1998 Executive Incentive Compensation Plan (the "Plan"), the terms of which Award are described under "Long Term Incentive Awards".

Equity Incentives

     The Plan, which was approved by the Company's stockholders in September of 1998, is administered by the Compensation Committee and its stated purpose is to secure for the Company the benefits arising from capital stock ownership and the receipt of capital stock-based incentives by those employees, directors, officers and consultants of the Company who will be responsible for the Company's future growth and continued success. Under the Plan, equity incentives, primarily in the form of grants to executives of stock options, will be considered in order to tie compensation of executives to performance by the Company.

                    Compensation of Chief Executive Officer

     Mr. Prather's base salary of $200,000 for 2000 was established pursuant to an employment agreement with Newriders that was the result of bilateral negotiations between Mr. Prather and Newriders. No specific formula was used in determining or agreeing to Mr. Prather's compensation at the time his employment agreement was entered into. Mr. Prather's employment agreement provides for a discretionary incentive bonus on a yearly basis to be determined in the sole discretion of the Company's Board of Directors. In March 2000 the Board of Directors approved the Compensation Committee's recommendation to increase Mr. Prather's base salary to $300,000. Mr. Prather was not awarded a bonus in 2000. Mr. Prather resigned as CEO effective October 5, 2000.

     Effective October 5, 2000, Mr. Fabregas was appointed interim CEO, while continuing as CFO. His base salary of $185,000 remained unchanged. Mr. Fabregas was not awarded a bonus in 2000. Effective January 1, 2001, Mr. Fabregas agreed to accept an interim reduction of his salary to $150,000. As of March 1, 2001, Mr. Fabregas was appointed Chief Executive Officer.

                    Policy as to Section 162(m) of the Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. For all executives eligible for bonus compensation, the $1 million threshold is not likely to cause the Company to lose significant tax deductions for such excess compensation (if any).

     The foregoing report has been ratified retrospectively by all current members of the Compensation Committee.

          Stewart G. Gordon, Chairman, appointed Chairman March 1, 2001 John P. Corrigan, appointed April 3, 2001
          George N. Riordan, appointed April 3, 2001


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year 2000, the members of the Compensation Committee of the Board of Directors were Wayne Knyal, Daniel Gallery and Joseph Jacobs. On May 23, 2000, Stewart Gordon also became a member of the Compensation Committee. None of such persons serves or has ever served as an officer or employee of the Company or any of its subsidiaries. During 2000, none of such persons were involved in material transactions with the Company, or had material business relationships with the Company, other than Mr. Knyal. As to Mr. Knyal, such transactions and relationships are discussed below under "Certain Transactions With Related Parties." None of such persons serve or during 2000 served as an officer or director of any entity whose executive officers, directors or Compensation Committee members included another director or executive officer of the Company, or a member of the Company's Compensation Committee.


                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Newriders Common Stock and the Easyriders Common Stock from the date on which Newriders Common Stock began trading on the OTC Bulletin Board (July 23, 1996) through September 23, 1998 and then the date the Easyriders Common Stock began trading on the American Stock Exchange (September 24, 1998) through December 31, 2000, with the Broad Market American Stock Exchange Index (the "AMEX Market Index") and Media General Industry Group Index for publishing and periodicals (the "Peer Group Index"). The cumulative total return assumes that $100 was invested in each of the Newriders Common Stock/Easyriders Common Stock and the AMEX Market Index and Peer Group Index on July 23, 1996 (the date the Newriders' stock began trading on the OTC Bulletin Board) and also assumes the reinvestment of any dividends. Past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                        COMPARE CUMULATIVE TOTAL RETURN
                            AMONG EASYRIDERS, INC.,
                    AMEX MARKET INDEX AND PEER GROUP INDEX


                        07/23/96   12/31/96    12/31/97    12/31/98   12/31/99   12/29/00
   EASYRIDERS, INC.       100.00     32.61       52.17      30.43      14.09       4.35
   PEER GROUP INDEX       100.00     103.17     136.83      119.86     118.54     133.57
   AMEX MARKET INDEX      100.00     107.36     129.19      127.44     158.88     156.93


                    ASSUMES $100 INVESTED ON JULY 23, 1996
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 2000


                   CERTAIN TRANSACTIONS WITH RELATED PARTIES

     Joseph Teresi Transactions

     1.   Working Capital Adjustment
          --------------------------

     In accordance with the agreement pursuant to which the Company acquired the Paisano Companies from Joseph Teresi in the Reorganization, a post-closing adjustment was to be made based upon the amount by which working capital of the Paisano Companies as of the closing of the acquisition exceeded or was less than $4,537,000. Based upon a closing date balance sheet prepared by the Company, the Company determined that the working capital of the Paisano Companies as of the closing was less than $4,537,000. Mr. Teresi disputed that determination. After protracted negotiations, the Board of Directors of the Company agreed on March 19,1999 to accept a note from Mr. Teresi (the "Teresi Payable") in the amount of $398,085 in satisfaction of the working capital adjustment.

     The Teresi Payable does not bear interest and, subject to prior payment in the circumstances described below, is due when the entire principal and interest on the $13,000,000 of promissory notes issued by the Company to Mr. Teresi as partial consideration for the acquisition of the Paisano Companies has been paid in full. Certain aged receivables of the Company which have been fully reserved by the Company have been identified (the "Receivables") and to the extent collections are received on the Receivables, a percentage of such collections will be credited against the Teresi Payable. In addition, if the Company determines that the amount of a pension accrual with respect to pre-Reorganization operations of the Paisano Companies should be decreased, the Teresi Payable will be reduced by the amount of such decrease. Furthermore, to the extent that certain fully reserved inventory of the Company is sold or used by the Company for promotional purposes, the Teresi Payable will be reduced by the amount of sale proceeds or value assigned by the Company to such promotional use. Also, if the Company receives a refund of any portion of a specified foreign tax payable by the Company, the Teresi Payable will be reduced by the amount of such refund. From and after the time the Teresi Payable has been reduced to zero, Mr. Teresi will be entitled to receive (in cash, or if any of the Nomura Indebtedness is outstanding, in the form of a non-interest bearing receivable from the Company) the applicable percentage of collections on the Receivables and all amounts, if any, attributable to a reduction in such pension accrual and the sale or promotional use of such inventory. Since becoming established, the Teresi Payable has been reduced to a current balance of $278,374 by the collection of Receivables in the amount of $119,711.

     2.   Promissory Notes.
          ----------------

     Mr. Teresi, sole stockholder of Paisano Publications prior to the Reorganization, was issued 6,493,507 shares of the Company's common stock in the Reorganization. In addition, Mr. Teresi received promissory notes aggregating $13,000,000 (the "Contributor Notes"). The Contributor Notes originally consisted of a Subordinated 7% promissory note in the amount of $5,000,000, a limited recourse Subordinated 7% promissory note in the amount of $5,000,000 secured by the Martin Mirror Note (as defined in the applicable instruments) and a Subordinated Short Term 10% promissory note in the amount of $3,000,000. Since the closing of the Reorganization, Mr. Teresi, with the approval of the Board of Directors, has (a) surrendered the Subordinated 7% Note in exchange for the issuance to Mr. Teresi of 4,754,120 shares in two separate transactions, (b) extended the maturity date of the Subordinated Short Term 10% Note to March 31, 2002, and (c) deferred the collection of interest on the Subordinated Short Term 10% Note to March 31, 2002.

     As of April 1, 2001, the Company's promissory note obligations to Mr. Teresi were as follows:

Note                               Original Principal    Current Principal          Maturity          Accrued Interest
----                               ------------------    -----------------          --------          ----------------
Subordinated Short Term 10%            $ 3,000,000           $3,000,000             3-31-02               $299,167

Subordinated 7%                        $ 5,000,000           $        0                 N/A               $      0

Mirror 7%                              $ 5,000,000           $5,000,000             9-23-03               $207,778
                                       -----------           ----------                                   --------
Totals                                 $13,000,000           $8,000,000                                   $506,945
                                       ===========           ==========                                   ========

     3.   Year 2000 Transactions.
          ----------------------

     Effective April 3, 2000 the Company's Board of Directors accepted a proposal advanced by Mr. Teresi (the "Teresi Agreement"), pursuant to which:

     .    Mr. Teresi agreed to forgive $3,446,787 of principal owed on the
        Subordinated 7% note, leaving a principal balance of $128,213, in exchange for 3,356,170 shares of the Company's Common Stock. This transaction is valued at full market price without discount, market price being determined as the average daily closing price of the Common Stock on the American Stock Exchange over 30 consecutive trading days ending on and including March 22, 2000.

     .    Mr. Teresi agreed to forgive (a) the residual balance due under the
        Subordinated 7% note of $128,213, (b) $96,739 of other obligations owed to Mr. Teresi by the Company in connection with rent and consulting fees, and (c) accrued interest on the Contributor Notes of $525,040, in exchange for the undertakings of Paisano Publications pursuant to an agreement involving the Company's events division.

     .    Mr. Teresi agreed to waive the default in payment of the Subordinated
        Short Term Note and to extend the maturity of that note until March 31, 2002, and to defer payment of interest accruing on such note until March 31, 2001.

     .    Assets of the Company's Easyriders of Columbus store were to be conveyed to Mr. Teresi in exchange for forgiveness of obligations owed to Mr. Teresi by Paisano Publications pertaining to accrued but unpaid consulting fees and rent.

     The Teresi Agreement is described in full in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 14, 2000, which report is hereby incorporated by reference.

     As of March 31, 2000, the Company's subsidiaries, Paisano Publications and Teresi, Inc. dba Easyriders Events, entered into a long-term licensing agreement with Action Promotions, Inc. ("API") pursuant to which API was granted the exclusive right for a ten year period (with options to extend) to produce and manage events and to sell event-specific merchandise under the Easyriders brand (the "Events Agreement"). The principals of API are Melissa Penland, an apparel manufacturer with extensive event-merchandise experience, and John Green, a current licensee of Easyriders Licensing and owner of the Daytona Easyriders Store. In addition, Mr. Teresi loaned API the sum of $750,000. Under this arrangement, all responsibilities for production, scheduling, staffing, management, purchasing and promotion were shifted to API, under an arrangement that guarantees the Company a minimum level of royalties, plus a percentage of gross revenues from gate and merchandise sales.

     Under the agreement, API committed to a significant purchase of Easyriders merchandise, to be paid for in advance, but fulfilled over the term of the license agreement. In exchange, Paisano Publications agreed to provide a significant level of advertising support at no additional cost to the licensee. In exchange for a merchandise credit issued to API in the total sum of $1,500,000 (the "Merchandise Credit"), the Company received (a) $750,000 in cash from API, and (b) forgiveness by Mr. Teresi of obligations owed to him by the Company in the amount of $750,000 pursuant to the Teresi Agreement.

     The Events Agreement is described in full in the Company's definitive Proxy Statement on Form 14-A filed with the Securities and Exchange Commission on May 1, 2000, which statement is hereby incorporated by reference.

     Pursuant to the Teresi Agreement, the assets of the Company's subsidiary, Easyriders of Columbus, were sold to Mr. Teresi as of April 30, 2000 (the "Columbus Transaction"), in exchange for forgiveness by Mr. Teresi of certain financial obligations owed to him by Paisano Publications and/or the Company.

     Pursuant to the Columbus Transaction:

     . All inventory, motorcycles, equipment, tools, parts, racks, shelves and other tangible property were conveyed to Mr. Teresi, subject to certain adjustments and exclusions.

     .    The liquor license applicable to the site was conveyed to Mr. Teresi.

     . The corporation retained all cash on hand and accounts receivable, and responsibility for all trade payables.

     . The corporation was relieved of all liability under the lease with Mr. Teresi for the premises in question.

     The total amount of forgiveness was $419,149. Upon closing of the Columbus Transaction, Mr. Teresi continued operating the business as "Easyriders of Columbus" pursuant to a licensing agreement (the "Licensing Agreement") between Teresi Publications, Inc. a Delaware corporation controlled by Mr. Teresi ("Teresi Publications"), and the Company. Such Licensing Agreement was entered into as of May 16, 2000, and remains in full force and effect.

     As of October 1, 2000, Paisano Publications entered into an agreement (the "Video Agreement") with Teresi Publications concerning the library of videocassette tapes owned by Paisano and based on motorcycle-theme events and shows (the "Videos"). The Videos were then held in inventory and are marketed on a direct sale basis through advertising in Paisano's magazines. Under the Video Agreement, Paisano Publications engaged Teresi Publications to store the Videos, and fulfill all direct mail orders generated by Paisano Publications in connection therewith. In consideration for the performance of such services, Teresi Publications, as license of the Easyriders of Columbus retail store, was granted a merchandise credit equal to 67% of the proceeds generated from the sale of such Videos, redeemable for Easyriders-branded merchandise to be sold under the Licensing Agreement.

     4.   Consulting Agreement
          --------------------

     In connection with the Reorganization, Mr. Teresi entered into a contract with Paisano Publications, Inc. (the "Consulting Agreement"), pursuant to which Mr. Teresi agreed to provide certain consulting services to Paisano Publications in addition to the services required to be performed by Mr. Teresi under his employment agreement with Paisano Publications. The Consulting Agreement is for an indefinite term, in the discretion of the Board of Directors. Effective June 1, 1999 Mr. Teresi assigned his obligations and rights under the Consulting Agreement to Teresi Publications, Inc., a Delaware corporation ("TPI"). In exchange for the services performed under the Consulting Agreement, Mr. Teresi (or his assignee) became entitled to receive monthly payments of $5,000 per month for October, November and December, 1998, $7,500 for January, 1999, increasing by $2,500 per month for each month thereafter through July, 1999, and $25,000 per month commencing August, 1999 and thereafter for so long as the Consulting Agreement is in effect. All required payments through June 1999, in the aggregate sum of $97,500 were timely paid. None of the payments required to be made, i.e. $22,500 in July, 1999, and $25,000 per month thereafter, were made, as a consequence of which Paisano Publications owed TPI the aggregate sum of $247,500 as of April 1, 2000. Settlement of this balance was resolved pursuant to the Teresi Agreement. As of December 31, 2000, with the approval of the Board of Directors of Paisano Publications, Mr. Teresi agreed to suspend all payments due under the Consulting Agreement, in order to accommodate the Company's cash flow limitations.

     5.   Rental Arrangements.
          -------------------

     Subsidiaries of the Company lease space from Mr. Teresi at two adjacent locations in Agoura Hills, California. In connection with these leases, as of April 1, 2000, Mr. Teresi was owed by the Company and its Subsidiaries accrued and unpaid rent in the aggregate sum of $284,677. In addition, in connection with his services to the Company and its Subsidiaries, Mr. Teresi from time to time incurs expenses for travel and professional services. As of April 1, 2000, the Company owed Mr. Teresi the sum of $130,402 in connection with such reimbursable expenses. Settlement of the amounts due in connection with the foregoing obligations for interest, accrued rent and expense reimbursement was resolved pursuant to the Teresi Agreement.

     Prior to December 15, 1999, Paisano Publications operated a retail store in Daytona Beach, Florida engaged in the sale of motorcycles, "Easyriders" merchandise, and other goods (the "Daytona Store"). For purposes of operating the Daytona Store, Paisano Publications leased space from Mr. Teresi pursuant to a lease due to expire on December 30, 2004. As of December 15, 1999, Paisano Publications sold the assets of the Daytona Store to an unrelated third party, who continues to operate the store as a licensee of Easyriders Licensing, Inc., a subsidiary of the Company. At the time of this transaction, there remained a future rent obligation of approximately $120,000 under the lease with Mr. Teresi. Pursuant to such transaction, Paisano Publications was relieved from all future liability under the real property lease, but as of April 1, 2000 remained obligated to Mr. Teresi to pay accrued rent in the sum of $10,815. The account was settled pursuant to the Teresi Agreement.

     6.   Product License Agreement.
          -------------------------

     Effective March 28, 2001, the Company, through its subsidiaries Paisano Publications, Inc. and Easyriders Licensing, Inc. entered into a long-term license agreement (the "Products Agreement") with Southern Steel Sportswear, Inc. ("SSS"), an affiliate of API, in connection with the Company's wholesale products division. As noted above, Mr. Teresi loaned $750,000 to API in connection with the Events Agreement.

     Under the Products Agreement, the Company has outsourced to SSS all activities pertaining to the design, manufacture, warehousing, shipping and fulfillment of orders in connection with the sale of Easyriders-branded apparel and related merchandise to its network of retail stores, each of which (an "Easyriders Store") conducts business as "Easyriders of _____" pursuant to a written license agreement, and through other retail motorcycle-oriented stores. (See "Information about Easyriders Licensing," in the Company's Annual Report on Form 10-K for the year 2000, filed with the SEC on April 16, 2001, incorporated by reference.) The agreement is for a term of 10 years, with options to renew for two additional 10-year terms. Pursuant to the Products Agreement, the Company retains control over all other channels of distribution, including direct sales via its Roadware catalog and Internet Web site, and licensing of product opportunities to independent third parties (the "Retail Channel"). The Company and SSS will collaborate on product design and the sourcing of leather goods and other products not manufactured by SSS for sale to both the Wholesale Channel and Retail Channel.

     The Products Agreement provides for an initial product inventory purchase of $760,195, and the purchase of license rights, transition services, customer lists, promotional support and related goods and services, all valued at $600,000. The total of these figures, $ 1,360,195 was paid by SSS via cancellation of the API Merchandise Credit.

     7.   Martin Unwind.
          -------------

     Mr. Teresi is a party to the transaction known as the "Martin Unwind," which transaction had affected Mr. Teresi's relationship to the Company in many ways. The Martin Unwind is discussed in full below under John Martin Transactions, below.

     8.   Teresi Dyno-Drags
          -----------------

     Mr. Teresi is the principal of Teresi Enterprises, LLC, a Delaware limited liability company ("TE"). TE owns and operates motorcycle racing simulators doing business under the name "Teresi Dyno-Drags." One such simulator is currently in operation ("DD#1"). TE transports DD#1 to motorcycle themed events occurring throughout the year at various locations. Once set up at such a venue, TE then sells tickets to motorcycle owners, providing each with an opportunity to simulate a drag race experience, utilizing the ticket-holder's own motorcycle, and the equipment comprising DD#1. TE is offering company sponsors the right to purchase various levels of sponsorship advertising ("Sponsorships"), consisting of a display of the Sponsor's name and logo on DD#1 pursuant to a standard-form Sponsorship Agreement.

Under an agreement dated as of March 1, 2001 TE engaged Paisano Publications to sell Sponsorship in exchange for a 15% commission on gross Sponsorship sales (the "Engagement Agreement"). Also pursuant to the Engagement Agreement, Paisano was granted premium Sponsorship space on DD#1 for its V-Twin magazine, and agreed to provide TE with certain advertising and general administrative support in connection with TE's Dyno-Drag operation.

John Martin Transactions

     1.   The El Paso Transaction
          -----------------------

     As of October 5, 2000 the Company sold all of its interests in El Paso to a newly formed subsidiary of Culinary Holdings, Inc., the restaurant company controlled by John Martin, after a lengthy marketing effort (the "El Paso Transaction"). In the transaction, Easyriders was paid the sum of $4 million in cash, was relieved of a $1 million debenture payable to a director, and was relieved of debt and payables totaling approximately $6.7 million. (See the Company's Report on Form 8-K filed with the SEC on October 20, 2000, incorporated by reference.)

     2.   The Martin Unwind
          -----------------

     In connection with the Reorganization, John Martin, Founding Chairman of the Company, purchased 4,036,797 shares of Easyriders' common stock at $3.05 per share. Aggregate consideration of $12,300,000 was paid, $5,000,000 in cash and the balance by delivery of two promissory notes (the "Martin Mirror Note" and the "Other Martin Note"). The Martin Mirror Note was in the amount of $5,000,000 and was pledged by Easyriders to secure the $5,000,000 7% Subordinated promissory note payable to Mr. Teresi. The Other Martin Note had a face amount of $2,300,000. The Martin Mirror Note had a term of five years, an interest rate beginning at 6% and increasing to 10% over its life, and provided that the maturity could be extended by Mr. Martin for an additional period of five years. The Other Martin Note had a term of five years, an annual rate between 6% and 10%, provided that the maturity could be extended for an additional five years.

     In addition, pursuant to the employment agreement between the Company (originally Newriders) and Mr. Martin, the Company became obligated to pay Mr. Martin $7,000 per month for office expenses. The Company used certain equipment and support services under this arrangement, and occasionally used the office space leased by Mr. Martin in Newport Beach, California.

     Soon after the El Paso Transaction, and as a consequence thereof, the Board of Directors and John Martin began negotiating the terms and conditions of a transaction which later became known as the "Martin Unwind," pursuant to which Mr. Martin would resign as Chairman. As a result of such negotiations, as of March 1, 2001, the Company and Mr. Martin entered into a Settlement Agreement (the "Martin Settlement"), and concurrently, Mr. Martin and Mr. Teresi entered into a separate agreement concerning the purchase by Mr. Teresi of certain assets of Mr. Martin (the "Martin Asset Purchase").

     These transactions involve (a) Mr. Martin's employment agreement with the Company (the "Martin Employment Agreement"), (b) the Company's 1998 Executive Incentive Compensation Plan (the "Compensation Plan"), (c) the limited-recourse promissory note in the principal amount of $5,000,000 owed by the Company to Mr. Teresi (the "Teresi Note"), which is secured by a full-recourse promissory note in the principal amount of $5,000,000 owed by Mr. Martin to the Company (the "Martin Mirror Note"), (d) the promissory note in the principal sum of $2,300,000 owed by Mr. Martin to the Company (the "Martin Note"), (e) 6,000,000 shares of the Company's common stock, of which 2,395,823 were acquired by the Martin Mirror Note and the Martin Note, and (f) the promissory note in the principal sum of $275,000 originally owed by the Company to Siena Capital Partners, LLC, (the "Siena Note"), which note was subsequently sold to Mr. Martin and Mr. Teresi, each as to a one-half interest.

     Pursuant to the Martin Settlement and the Martin Asset Purchase, which were approved by the Company's Board of Directors:

     . Mr. Martin resigned as a director and Chairman of the Board, effective March 1, 2001. Concurrently, the other directors designated by Mr. Martin, William Prather, Wayne Knyal and Daniel Gallery, also resigned. (See the Company's report on Form 8-K, filed with the SEC on March 6, 2001, incorporated by reference.)

     . Mr. Martin waived all of his accrued and future entitlements to receive salary payments under the Martin Employment Agreement, and to receive accrued and future bonus payments under the Compensation Plan.

     . The Company canceled the Martin Mirror Note and reduced the balance due under the Martin Note to $1,200,000 (the "Adjusted Balance").

     . As of March 30, 2001, Mr. Martin paid the Adjusted Balance to the Company, through (a) the surrender to the Company, for cancellation, of
        4.5 million shares of the Company's common stock (valued at $0.20 per share) held by him, and (b) payment of $300,000 in cash.

     . Mr. Teresi agreed to cancellation of the Martin Mirror Note and as to the Teresi Note, Mr. Martin provided Mr. Teresi with a limited personal guarantee in the total sum of up to $3,000,000.

     . As of March 30, 2001, Mr. Teresi purchased from Mr. Martin, (a) 1,500,000 of the Company's common stock held by Mr. Martin for cash in the amount of $300,000, and (b) Mr. Martin's one-half interest in the Siena Note, and all warrants vested thereunder, for cash in the amount of $137,500.

Wayne Knyal Matters

     On August 12, 1997 the board of directors of Newriders, Inc. authorized Newriders to obtain a secured equipment financing facility from Franchise Mortgage Acceptance Company L.L.C., ("FMAC"). Wayne Knyal, a director of the Company until March 1, 2001, was then a member of the Newriders board of directors and President, and Chief Executive Officer, of FMAC. Subsequently, in furtherance thereof, on October 21, 1997 Newriders simultaneously executed three separate promissory notes pursuant to which it borrowed a total of $1,050,000 from FMAC (collectively, the "FMAC Loan"). Each note was secured by a different collection of restaurant equipment, but otherwise carried the same terms, i.e. (a) 60 month term, fully amortizing, (b) interest rate of 13.5%, and (c) personally guaranteed by the following officers and/or directors of Newriders: William E. Prather, C.W. Doyle, Leon Hatcher, William R. Nordstrom, John E. Martin, Michael Purcell and Daniel Gallery.

     In November 1997 FMAC became a public Delaware corporation (NASDAQ:FMAX) and Mr. Knyal was named President, Chief Executive Officer and Director. After the September, 1998 Reorganization, Newriders became a subsidiary of Easyriders. In November 1999 FMAC merged with Bay View Capital Corporation (NYSE:BVC) and operated as Bay View Franchise Mortgage Acceptance Company ("BV FMAC"), a subsidiary of Bay View Bank, NA. Mr. Knyal served as the President of BV FMAC until on or about June 1, 2000, and, as a major shareholder, was a "control person" of Bay View Capital Corporation as well as a Director of that company. Mr. Knyal is no longer affiliated with BV FMAC or Bay View Capital Corporation.

     As of June 10, 1998, Newriders borrowed the sum of $1,000,000 from Mr. Knyal pursuant to a debenture issued to Mr. Knyal in this amount (the "Knyal Debenture"). As of October 5, 2000, pursuant to the El Paso Transaction, all liability under the Knyal Debenture was assumed by the buyer of El Paso, Culinary Holdings, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that, during fiscal 1999, the following forms were not filed on a timely basis: Form 4 for the month ended February 28, 2000 for John E. Martin, the Chairman of the Board of Directors of the Company; Form 4 for the months ended June 30 and November 30, 2000 for Wayne
L. Knyal, a director of the Company; Form 4 for the month ended August 31, 2000 for Joseph Jacobs, a director of the Company; and Form 4 for the months ended February 28, July 31 and November 30, 2000 for Joseph Teresi, a director of the Company.


                                OTHER BUSINESS

     The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.



                                    By Order of the Board of Directors

Agoura Hills, California            /s/ J. Robert Fabregas
April 17, 2001
                                    J. Robert Fabregas
                                    Chief Executive Officer and
                                    Chief Financial Officer

   PROXY                                                            PROXY
                                EASYRIDERS, INC.

                 Annual Meeting of Stockholders--June 21, 2001

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Easyriders, Inc. ("Easyriders") hereby nominates, constitutes and appoints J.Robert Fabregas and Mark Dodge, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Easyriders which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Easyriders (the "Annual Meeting") to be held at the Renaissance Hotel, 30100 Agoura Road, Agoura Hills, California on Thursday, June 21, 2001 at 1:00 p.m. and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE, AND A VOTE "FOR" THE RATIFICATION OF EASYRIDERS' INDEPENDENT AUDITORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE JUDGEMENT OF THE ATTORNEYS AND PROXYHOLDERS NAMED ON THE REVERSE SIDE.

     The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

     Please mark your
   X votes as in this
     example.


            FOR all nominees     WITHHOLD    This Proxy will be voted "FOR" the
              listed below       AUTHORITY   election of all nominees unless
          (except as marked to               authority to do so is withheld for
          the contrary below)                all nominees or for any individual
1. ELECTION     [_]                [_]       nominee.
   OF
   DIRECTORS
   Joseph Teresi, Stewart G. Gordon, Joseph J. Jacobs, John P. Corrigan,
   George N. Riordan

  (INSTRUCTIONS: To withhold authority to vote for any one or more nominees, check the box opposite "WITHHOLD AUTHORITY" and write that nominee's or those nominees' name(s) in the space provided below.)

  _________________________________________

                                                     FOR  AGAINST  ABSTAIN
2. RATIFICATION OF STONEFIELD JOSEPHSON, INC. AS     [_]    [_]      [_]
   EASYRIDERS' INDEPENDENT AUDITORS.

3. OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

I (We) do [_] do not [_] expect to attend the Annual Meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS
POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

SIGNATURE(S)______________________________________ DATE__________________
(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)